EXHIBIT 21


                            FBL FINANCIAL GROUP, INC.
                    SUBSIDIARIES OF FBL FINANCIAL GROUP, INC.


                                                                    STATE OF
                                                                  INCORPORATION
                                                                 ---------------
Insurance Subsidiaries:
    EquiTrust Life Insurance Company............................      Iowa
    Farm Bureau Life Insurance Company..........................      Iowa
    Universal Assurors Life Insurance Company...................      Iowa
    Utah Farm Bureau Insurance Company..........................      Utah
    Western Farm Bureau Life Insurance Company..................    Colorado
Noninsurance Subsidiaries:
    FBL Financial Group Capital Trust...........................    Delaware
    FBL Financial Services, Inc.................................      Iowa
    FBL Insurance Brokerage, Inc................................      Iowa
    FBL Investment Advisory Services, Inc.......................    Delaware
    FBL Leasing Services, Inc...................................      Iowa
    FBL Marketing Services, Inc.................................    Delaware
    FBL Real Estate Ventures, Ltd...............................    Wisconsin
    Western Ag Insurance Agency, Inc............................     Arizona